As filed with the Securities and Exchange Commission on July 2, 1996
                                             Registration No. 333-____________
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PERIPHONICS CORPORATION
             (Exact name of Registrant as specified in its charter)
            Delaware                                         11-2699509
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)


                         4000 Veterans Memorial Highway
                             Bohemia, New York 11716
                                 (516) 467-0500
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 Peter J. Cohen
                             Periphonics Corporation
                         4000 Veterans Memorial Highway
                             Bohemia, New York 11716
                                 (516) 468-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             David L. Frankel, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6514

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



==========================================================================================================================
Title of each class            Number of shares      Proposed maximum      Proposed maximum
of securities to be            registered            offering price        aggregate offering           Amount of
to be registered                                     per share (1)         price (1)                    registration fee
- --------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   39,125                $32.375                $1,266,672                   $437
==========================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee and based on the average bid and asked price as of a specified date within five business days prior to the date of filing this Registration Statement, pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PERIPHONICS CORPORATION

             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
               INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-3


     Item                                                            Location in Prospectus
     ----                                                            ----------------------

 1.  Forepart of Registration Statement and Outside
     Front Cover Pages of Prospectus..............................   Outside front cover page

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus...................................................   Inside front and outside back cover pages

 3.  Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges....................................   The Company; Risk Factors

 4.  Use of Proceeds..............................................   Not Applicable

 5.  Determination of Offering Price..............................   Outside front cover page

 6.  Dilution.....................................................   Not Applicable

 7.  Selling Security Holders.....................................   Selling Stockholder

 8.  Plan of Distribution.........................................   Plan of Distribution

 9.  Description of Securities  to be Registered..................   Not Applicable

10.  Interests of Named Experts and Counsel.......................   Experts; Legal Matters

11.  Material Changes.............................................   Not Applicable

12.  Incorporation of Certain Information by Reference............   Documents Incorporated by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities...............   Not Applicable

        PRELIMINARY PROSPECTUS DATED JULY 2, 1996, SUBJECT TO COMPLETION

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


PROSPECTUS

                             PERIPHONICS CORPORATION

                          39,125 Shares of Common Stock


     The 39,125 shares of Common Stock to which this Prospectus relates (the "Shares") may be sold by the selling stockholder named herein (the "Selling Stockholder") from time to time in transactions on the Nasdaq Stock Market at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. The Selling Stockholder acquired the Shares being offered through the exercise of a warrant to purchase 39,125 shares of Common Stock granted to the Selling Stockholder by Periphonics Corporation (the "Company") in connection with the acquisition in October, 1990 of certain assets of the Selling Stockholder by the Company's wholly-owned subsidiary, Periphonics Voice Processing Systems Limited. See "Selling Stockholder" and "Plan of Distribution." The Company will not receive any proceeds from the Shares sold by the Selling Stockholder.

     The Common Stock is traded on the Nasdaq Stock Market's National Market under the symbol "PERI." On June 26, 1996, the closing price of the Common Stock, as reported by the Nasdaq Stock Market, was $32.75 per share.

                              --------------------

     See "Investment Considerations" on page 5 for a discussion of certain factors that should be considered by prospective purchasers of the Shares offered hereby.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is __________, 1996

     No dealer, sales representative or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the persons making such an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any date subsequent to its date.

                              --------------------


                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq Stock Market and reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, D.C. 20006.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:


(1)  The Company's Annual Report on Form 10-K for the year ended May 31, 1995;

(2) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, November 30, 1995 and February 29, 1996;

(3) The Company's Report on Form 10-C reflecting the increase in the number of shares of Common Stock outstanding as a result of a public offering of Common Stock on November 17, 1995;

(4)  The Company's Proxy Statement dated September 27, 1995;

(5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on February 21, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of any document that has been incorporated in this Prospectus by reference. Requests for such documents should be directed to the Company at its offices located at 4000 Veterans Memorial Highway, Bohemia, New York 11716 (telephone Number (516) 467-0500), Attention: Secretary.



                                   THE COMPANY

     The Company develops, markets and supports high performance, interactive voice response ("IVR") systems. The Company's IVR systems are based on industry-standard open architecture computer hardware and operating system software which, in combination with its own proprietary IVR technology, address the needs of mid-size and large scale customer installations. The Company is an established leader within the mid-size and large scale segments of the IVR industry, having installed systems with over 100,000 ports since 1988, and with over 25 years of experience serving the IVR market. The Company's IVR systems enable callers to use a touch-tone telephone to access information in an organization's computer database for a variety of transactions including accessing bank, mutual fund, or brokerage account data; checking the status of insurance claims or tax filings; obtaining loan or credit card rates; registering for college courses; and retrieving descriptions of particular products or services.

     The Company was originally incorporated in Delaware in December 1969. On January 31, 1983, the Company was dissolved and operated as a division of Gilbarco, Inc., a wholly-owned subsidiary of Exxon Corporation. On July 26, 1984, the Company was reincorporated in Delaware and in 1986, 4000 VMH Corp., a company owned by persons who were then senior executives of the Company, purchased all of the outstanding Common Stock of the Company from Exxon Corporation. In March, 1995 4000 VMH Corp. was merged with and into the Company. As used in this Prospectus, the terms "Periphonics" and the "Company" refer to Periphonics Corporation and its subsidiaries. The Company's principal facilities and executive offices are located at 4000 Veterans Memorial Highway, Bohemia, New York 11716 and its telephone number is (516) 468-9000.

                            INVESTMENT CONSIDERATIONS

     In addition to the other information contained in this Prospectus, the following investment considerations should be considered carefully by prospective investors in evaluating the Company, its business and an investment in the shares of Common Stock offered by this Prospectus.

     Variability of Quarterly Results; Limited Backlog. The Company's quarterly operating results may fluctuate as a result of a variety of factors, including the length of the sales cycle, the timing of orders from and shipments to customers, delays in development and customer acceptance of custom software applications, product development expenses, new product introductions or announcements by the Company or its competitors, levels of market acceptance for new products and the hiring and training of additional staff as well as general economic conditions. Historically, the size and timing of the Company's sales transactions have varied substantially from quarter to quarter, and the Company expects such variations to continue in future periods. The Company is typically able to deliver an IVR system within 60 days of receipt of the order and therefore, does not customarily have a significant long-term backlog. Because a significant portion of the Company's overhead is fixed in the short-term, the Company's results of operations may be materially adversely affected if revenues fall below the Company's expectations. Generally, the Company's inventory of computer hardware is determined by the Company's forecasts of sales during future periods. If management's forecasts of product sales and product mix prove to be substantially inaccurate, the Company may not have the necessary inventory available to deliver systems in a timely manner which may have a material adverse effect on the Company's results of operations during such period.

     Highly Competitive Market Environment. The market for IVR systems is highly competitive. Certain of the Company's competitors have substantially greater financial, technical, marketing and sales resources than the Company. There can be no assurance that the Company's present or future competitors will not exert increased competitive pressures on the Company. In particular, the Company may in the future experience pricing pressures as the markets in which it competes mature, as new technologies are introduced or for other reasons, and such price competition could adversely affect the Company's market share and results of operations. In addition, many suppliers of voice mail systems and telecommunications suppliers have added IVR capabilities to some of their product offerings and offer IVR systems as a component or add-on of an overall sale of a voice mail system or a telecommunications switch. Although the Company believes it has certain marketing, technical and other advantages over many of its competitors, maintaining such advantages will require continued investment by the Company in product innovation and development, as well as in sales, marketing and customer support. There can be no assurance that the Company will be successful in such efforts. If the Company is unable to maintain such advantages, it may have a material adverse effect on the Company's results of operations.

     Risk of Rapid Technological Change and New Product Introduction. The market for IVR systems is characterized by rapid continual technological change and improvements in hardware and software technology and in the features and capabilities of IVR systems. The Company's future success depends upon its ability to introduce new products and to add new features and enhancements to its existing systems that keep pace with technological and market developments, and that address the increasingly sophisticated and demanding needs of its customers. In order to remain competitive, the Company expects to continue to expend significant resources for research and development. There can be no assurance that the Company will be successful in developing and marketing, on a timely basis, product modifications or enhancements or new products that respond to technological advances by others, or that such new or enhanced products or features will adequately and competitively address the needs of the marketplace.

     A portion of sales of the Company's IVR systems depend, in part, upon customers' belief that the Company's UNIX and RISC-based systems offer more performance, features and benefits than PC-based systems offered by certain of the Company's competitors. As PC hardware and software become more powerful, however, the capabilities of PC-based IVR systems are likely to increase and may become increasingly competitive alternatives to the Company's products in mid-size and large scale installations.

     The Company's software products, like software programs generally, may contain undetected errors or bugs when introduced, or as new versions are released. While the Company's current products have not experienced post-release software errors that have had a significant financial or operational impact on the Company, there can be no assurance that such problems will not occur in the future, particularly as the Company's IVR systems continue to become more complex and sophisticated. Such defective software may result in loss of or delay in market acceptance of the Company's products, warranty liability or product recalls.

     Risk of International Sales. System sales to customers outside the U.S. accounted for approximately 30%, 34%, 35% and 37% of the Company's total system sales in the fiscal years ended May 31, 1993, 1994 and 1995 and the nine months ended February 29, 1996, respectively. The Company's international business is subject to a number of risks, including compliance with special national telecommunications standards and regulatory requirements, export regulations, currency exchange rates, tariffs and other barriers, difficulties in staffing and managing foreign subsidiary operations, potentially adverse tax consequences, longer payment cycles, greater difficulty in accounts receivable collections and specialized inventory requirements applicable to particular foreign countries. There can be no assurance that these factors will not have an adverse impact on the Company's future international sales or operating results. The Company does not currently engage in international currency hedging transactions. To the extent the Company is unable to match revenue received in foreign currencies with expenses paid in the same currency, it is exposed to possible losses on international currency transactions. Included in the Company's net earnings of $3.2 million for the fiscal year ended May 31, 1995 was a foreign exchange gain of approximately $0.1 million. Such foreign exchange gain consisted primarily of unrealized foreign exchange gains and losses resulting from the currency remeasurement of the financial statements (primarily inventories, accounts receivable and intercompany debt) of the Company's foreign subsidiaries into U.S. dollars.

     Risk of Industry Concentration. In fiscal 1995 and for the nine months ending February 29, 1996, approximately 37% of the Company's worldwide system sales were to customers in the telecommunications industry and 26% and 23% of system sales were to U.S. customers within the financial services industry. Although the Company is broadening its vertical market focus to include additional industries such as government, higher education, healthcare services, transportation, electric and water utilities and distribution companies, it expects that it will continue to derive a substantial percentage of its system sales from telecommunications and financial services businesses. Accordingly, unfavorable economic conditions or factors that relate to these industries, particularly any such conditions that might result in reductions in capital expenditures by the Company's target customers, could have a material adverse affect on the Company's results of operations. During fiscal 1995 and the nine months ended February 29, 1996, sales to governmental customers represented 12% and 16%, respectively, of system sales. Future reductions in the budgets of government entities could result in reductions in capital expenditures by these potential customers. In addition, the Company has experienced longer payment cycles with its government customers than it typically has with customers in other vertical markets.

     Limited Protection of Proprietary Technology. The Company's success is heavily dependent upon its proprietary software technology. The Company has no patents; consequently it relies on a combination of copyright, trademark and trade secret laws, employee and third-party non-disclosure agreements, and license agreements to protect its proprietary software technology. Nonetheless, there can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of such rights or that third parties will not independently develop functionally equivalent or superior software technology. The Company from time to time receives correspondence alleging that its products may infringe patents held by third parties. The Company believes that its products and other proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future or that any such claims will not require the Company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. There also can be no assurance that the Company will be able to obtain licenses to disputed third party technology or that such licenses, if available, would be available on commercially reasonable terms. The Company is aware that certain segments of the voice processing industry, particularly voice mail/voice messaging systems, are affected by active and costly litigation, and there can be no assurance that as the Company's IVR systems evolve and provide features which extend their uses and capabilities, possibly to include certain voice mail/voice messaging features, the Company will not become involved in, or otherwise be affected by, litigation which may or may not be meritorious.

     Dependence on Suppliers. In certain instances, despite the availability of multiple supply sources, the Company elects to procure certain components or parts from a single source to maintain quality control or to develop a strategic relationship with a supplier. Although the Company has entered into long-term supply contracts with certain of its vendors, the Company has no assurance that components and parts will be available as required, or that prices of such components and parts will not increase. If the Company were to experience significant delays, interruptions, discontinuations or reductions in the supply of certain components and parts purchased from suppliers, the Company's results of operations could be materially adversely affected.

     Dependence on Key Personnel. The Company's success during the foreseeable future will depend largely upon the continued services of its executive officers, each of whom has entered into an employment agreement with the Company. Each employment agreement contains non-competition covenants that extend for a period of up to two years following termination of employment. The Company does not have key-man life insurance on its executive officers. The Company's success also depends in part on its ability to attract and retain qualified managerial, technical and sales and marketing personnel. The Company's results of operations could be materially adversely affected if the Company were unable to attract, hire, assimilate and train these personnel in a timely manner.

                               SELLING STOCKHOLDER

     The following table sets forth certain information with respect to the shares of the Company's Common Stock beneficially owned and being offered hereby by the Selling Stockholder:

                             Shares Beneficially
Name                       Owned Prior to Offering        Shares Being Offered
- ----                       -----------------------        --------------------
Ascom Telecommunications
 Limited                          39,125                         39,125


     The Selling Stockholder acquired the shares being offered through the exercise of a warrant to purchase 39,125 shares of Common Stock granted to the Selling Stockholder by the Company in connection with the acquisition in October 1990 of certain assets of the Selling Stockholder by the Company's wholly-owned subsidiary, Periphonics Voice Processing Systems Limited.

                              PLAN OF DISTRIBUTION

     The Selling Stockholder may sell the Shares from time to time through dealers or brokers in transactions on the Nasdaq National Market at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Selling Stockholder and any dealers or brokers that participate in such distribution may be deemed "underwriters" within the meaning of the Securities Act and any commissions or discounts received by any such dealer or broker may be deemed "underwriting compensation." The Selling Stockholder has been advised that it is subject to the applicable provisions of the Exchange Act, including, without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.



                                  LEGAL MATTERS

     The validity and issuance of the Shares offered hereby will be passed upon for the Company and the Selling Stockholder by Ruskin, Moscou, Evans & Faltischek, P.C., Mineola, New York.

                                     EXPERTS

     The financial statements and related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended May 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, all of which will be paid by the Selling Stockholder.



                                                           Total
                                                           -----

SEC registration fee..................................  $   437

Legal fees and expenses...............................    5,000

Accounting fees and expenses..........................    4,000

Miscellaneous.........................................    1,563
                                                        -------
     Total............................................  $11,000
                                                        =======

Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its Directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as Directors and officers provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the Directors and officers may be entitled under the Company' By-Laws, any agreement, vote of shareholders or otherwise.

     The Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of Directors and officers to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     The effect of the foregoing is to require the Company to indemnify its officers and Directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. No sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and executive officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware. The Indemnity Agreements also provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Exhibits and Financial Statement Schedules

         (a)  Exhibits

*  3.1   Form of Amended and Restated Certificate of Incorporation

*  3.2   Form of Amended and Restated By-Laws

*  4.1   Form of Common Stock Certificate

   5.1   Opinion and Consent of Ruskin, Moscou, Evans & Faltischek, P.C.

* 22.1   List of Significant Subsidiaries

  23.1   Consent of Deloitte & Touche LLP, Independent Auditors

  23.2   Consent of Ruskin,  Moscou,  Evans & Faltischek,  P.C. (included in
         Exhibit 5.1)

  25.1   Power of Attorney (included on signature page)
- ---------------------

     * Incorporated by reference from the Company's Registration Statement on Form S-1, Registration No. 33-89294

Undertakings

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     The undersigned Registrant hereby undertakes that:

     (1)  For  purposes  of  determining   any  liability  under  the  Act,  the
information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and continued in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Bohemia, New York, on July 1, 1996.


                                       PERIPHONICS CORPORATION



                                   By:\s\ Peter J. Cohen
                                      --------------------------------
                                      Peter J. Cohen, President


Dated:  July 1, 1996


     Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Peter J. Cohen and Kevin O'Brien with full power of substitution to execute in the name of such person and to file any amendment or post effective amendment to this Registration Statement (or any Registration Statement filed pursuant to Rule 462) making such changes in this Registration Statement as the Registrant deems appropriate and appoints each of Peter J. Cohen and Kevin O'Brien with full power of substitution, attorney-in-fact to sign and to file any amendment and post-effective amendment to this Registration Statement.



                 Signature                                       Title                                Date
                 ---------                                       -----                                ----



\s\ Peter J. Cohen                          Chairman of the Board, President and               July 1, 1996
- ------------------------------------        Chief Executive Officer (Principal
Peter J. Cohen                              Operating Officer)

\s\ Richard A. Daniels                      Senior Vice President-Sales,                       July 1, 1996
- ------------------------------------
Richard A. Daniels                          Treasurer and Director

\s\ Kevin J. O'Brien                        Vice President-Finance (Principal                  July 1, 1996
- ------------------------------------        Accounting Officer), Secretary and
Kevin J. O'Brien                            Director

                                            Director                                           July 1, 1996
- ------------------------------------
Peter Breitstone

                                            Director                                           July 1, 1996
- -----------------------------------
Edward H. Blum
